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                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                            STATESIDE FUNDINGS, INC.


                                       and


                             RELOCATE 411.COM, INC.






                                January 26, 2000



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




                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 26th day of January, 2000, by and among Stateside Fundings, Inc., a Delaware corporation ("Stateside"), Relocate 411.com, Inc., a New York
corporation (the "Company"), and the stockholders of the Company listed on Schedule A hereto (each individually referred to as a "Stockholder" and collectively referred to as the "Stockholders").

                                   WITNESSETH:

     WHEREAS, the authorized capital stock of the Company consists of 200 shares of common stock, no par value (the "Company Stock"), of which 66 shares of Company Stock are issued and outstanding as of the date hereof;

     WHEREAS, the Stockholders collectively own 66 shares of Company Stock in the amounts set forth on Schedule A hereto, representing one hundred percent (100%) of the issued and outstanding shares of the Company Stock;

     WHEREAS, the authorized capital stock of Stateside consists of 50,000,000 shares of common stock, par value $.0001 per share (the "Stateside Stock"), and 10,000,000 shares of preferred stock, par value $.0001 per share, of which 5,000,000 common shares of Stateside Stock are issued and outstanding as of the date hereof, which amount will be increased upon the closing of a private placement ("Private Placement") of Stateside securities, the terms of which have been disclosed to the Company, and the documents relating thereto including subscription agreements have been delivered to the Company; and

     WHEREAS, the respective boards of directors of Stateside and the Company deem it advisable and in the best interests of Stateside and the Company that the Company merge with and into Stateside (the "Merger") pursuant to the terms of this Agreement and the applicable provisions of the laws of the State of Delaware;

     WHEREAS, the Stockholders are the only stockholders of the Company entitled to vote on the Merger and have voted in favor of the Merger; and

     WHEREAS, for United States federal income tax purposes, it is intended but not a condition of the Merger that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               TERMS OF THE MERGER

     1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall be merged with and into Stateside and the Stockholders shall transfer and convey to Stateside all of each Stockholder's right, title and interest in and to all of the issued and outstanding shares of Company Stock. The Stockholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to Stateside (for cancellation) certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Stock.

     1.2 Merger Consideration. In consideration of and in exchange for all of the issued and outstanding shares of Company Stock as set forth in Section 1.1 above, Stateside shall issue to the Stockholders shares of Stateside Stock, in the amounts set forth on Schedule A hereto (the "Purchase Shares").

     1.3 Effective Time of Merger. Subject to the terms and conditions of this Agreement, the certificate of merger, in substantially the form of Exhibit 1.3 (the "Certificate of Merger"), required by Section 252 of the Delaware General Corporation Law (the "DGCL") shall be duly executed and acknowledged by Stateside and the Company and thereafter delivered to the Secretary of the State of Delaware for filing pursuant to the DGCL, on the day immediately following the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the Secretary of the State of Delaware.

     1.4 Effects of the Merger.

     (a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into Stateside (the Company and Stateside are sometimes referred to herein as the "Constituent Corporations" and Stateside is sometimes referred to herein as the "Surviving corporation"); (ii) the certificate of incorporation of Stateside as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation; and (iii) the bylaws of Stateside as in effect immediately prior to the Effective Time shall continue to be the bylaws of the Surviving Corporation.

     (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, Stateside as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in Stateside as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectual the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporation shall thenceforth attach to Stateside as the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

     1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Stateside immediately prior to the Effective Time shall resign as of the Effective Time and be replaced by the directors and officers designated on
Schedule 1.5 hereto, who shall serve until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Stateside.

     1.6 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock or shares of Stateside Stock:

     (a) Stateside Stock. Each issued and outstanding share of Stateside Stock shall continue to be issued and outstanding and shall not be affected by the Merger.

     (b) Conversion of Company Stock. Each of the shares of Company Stock issued and outstanding as of the Effective Time shall be converted into 100,000 shares of Stateside Stock as set forth in Section 1.2 hereof. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Stateside Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to Stateside at the Closing (as hereinafter defined).

     1.7 Restrictions on Resale of Stateside Stock. The shares of Stateside Stock received by the Stockholders pursuant to this Agreement shall be issued by Stateside in reliance upon exemptions from the registration requirements of the Securities Act and may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or applicable exemption therefrom, and the certificates representing such shares shall contain an appropriate legend to that effect.

     1.8 Tax-Free Reorganization. The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. Each party hereto represents to each other that there exists no indebtedness between Stateside and the Company and that such party is not an investment company as defined in Subsections 368(a)(2)(F)(iii) and (iv) of the Code. The parties hereby agree to comply with the reporting requirements of Treasury Regulation Section 1.368.3.

     In furtherance of the foregoing, Stateside hereby represents, warrants and covenants that:

     (a) it has no plan or intention to reacquire any Stateside Stock issued to the Stockholders;

     (b) it has no plan or intention to sell or otherwise dispose of any of the assets of the Company, except for transfers described in Section 368(a)(2)(C) of the Code;

     (c) there is no plan or intention by Stateside to acquire, directly or through parties related to Stateside (within the meaning of Section 1.368-1(c)(1) and (2) of the Treasury Regulations) shares of Stateside Stock issued to the Stockholders hereunder such that the continuity of interest requirement set forth in Section 1.368-1(e) of the Treasury Regulations (the "Continuity of Interest Requirement") would be violated;

     (d)  following  the Closing,  Stateside  will  continue the business of the
          Company  in   accordance   with   Section   1.368-1  of  the  Treasury
          Regulations;

     (e) prior to the Closing, the liabilities of the Company were incurred by the Company in the ordinary course of business;

     (f) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

     (g) as of the date hereof, the fair market value of the assets of the Company equal or exceed the sum of the liabilities of the Company; and

     (h) there is no plan or intention by the Stockholders to sell, exchange or otherwise dispose of shares of Stateside Stock received by them hereunder to Stateside or persons or parties related to Stateside such that the Continuity of Interest Requirement would be violated.

                                   ARTICLE II

                                     CLOSING

     2.1 Date and Time of Closing. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the Merger (the "Closing") shall take place on January 10, 2000, at 10:00 a.m. (eastern daylight savings time), at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto, but in no event later than January 31, 2000, unless otherwise extended by mutual agreement of the parties hereto (the "Closing Date").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company and Shareholders. The Company and Shareholders represent and warrant to Stateside as follows:

     (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the board of directors of the Company. The Company has taken all necessary corporate action and have all of the necessary corporate power to enter into this Agreement and to consummate the Merger. This Agreement has been duly and validly executed and delivered by an officer of the Company on its behalf, and assuming that this Agreement is the valid and binding obligation of Stateside, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has the ability to consummate the Merger.

     (b) Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own and lease its assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. As of the date hereof, the Company is only qualified to do business in New York, and is not currently conducting substantive business in any jurisdiction. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.

     (c) Capitalization. The number of authorized, issued and outstanding shares of Company Stock as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company except for the stock option plan relating to 5,100,000 shares of Stateside Stock.

     (d) Financial Statements. The Company has heretofore delivered to Stateside unaudited financial statements of the Company as at December 31, 1999 (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and the results of operations and cash flows of the Company for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (e)  Owned  Real  Property.   The  Company  does  not  own  (of  record  or
beneficially), nor does it have any interest in, any real property.

     (f) Leased Property; Tenancies. The Company does not lease any property, real or otherwise. Accordingly, the Company is not a party to any leases or subleases with respect to any property.

     (g) Title. The Company's only assets are those reflected on the balance sheet of the Financial Statements. The Company has good and marketable title to all of such assets and those assets purchased by the Company after the date thereof. The assets reflected on the balance sheet of the Financial Statements and those purchased by the Company after the date thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements (including the notes thereto);
(B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith, a complete list of which are set forth on Schedule 3.1(g); (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company in any material respect or affect the present use of the assets in any material respect. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the knowledge of the Company, threatened which could adversely affect any asset owned or used by the Company as of the date hereof.

     (h) Condition of Assets. All documents and agreements pursuant to which the Company has obtained the assets or the right to use any assets are valid and enforceable in all respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the

Company or any third party which could: (i) have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company; or (ii) materially adversely affect its use of any assets. The Company is not in violation of and has complied with all applicable codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the use, maintenance, condition, operation and improvement of any assets, except where the failure to comply with which would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. The Company's use of any improvements for the purposes for which any of the assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. The Company possesses all licenses, permits and authorizations required to be obtained by the Company with respect to the Company's ownership, operation and maintenance of the assets for all uses for which such assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. All of the assets are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company.

     (i) Intellectual Property. The Company does not own, license or use any registered and unregistered trademarks, service marks or trade names, trade secrets, registered or unregistered copyrights, or computer programs or software (the "Intellectual Property") except as set forth on Schedule 3.1(i).

     (j) Accounts Receivable. As of the date hereof, the Company has no accounts receivable.

     (k) Accounts Payable. As of the date hereof, the Company has no accounts payable except as set forth in the Financial Statements.

     (l) Absence of Undisclosed Liabilities. Other than as set forth in the Financial Statements, the Company has not had nor does it have any indebtedness, loss or liability of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's business, assets, operations, prospects, earnings or condition (financial or otherwise) of the Company.

     (m) Absence of Certain Changes or Events. Except as set forth on Schedule 3.1(m) and except as expressly set forth in this Agreement, the Company has not, since December 31, 1999:

          (i) issued, sold, granted or contracted to issue, sell or grant any of its stock, notes, bonds, other securities or any option to purchase any of the same;

          (ii) amended its articles of organization or bylaws;

          (iii) made any capital expenditures or commitments for the acquisition or construction of any property, plant or equipment;

          (iv) entered into any transaction, which could be deemed to be material to the Company or its business;

          (v) incurred any damage, destruction or any other loss to any of its assets in an aggregate amount exceeding Twenty Thousand Dollars ($20,000) whether or not covered by insurance;

          (vi) suffered any loss in an aggregate amount exceeding Twenty Thousand Dollars ($20,000) and, the Company is not aware of any intention on the part of any client, dealer or supplier to discontinue its current relationship with the Company, the loss or discontinuance of which, alone or in the aggregate, could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company;

          (vii) entered into, modified, amended or altered any contractual arrangement with any client, dealer or supplier, the execution, performance, modification, amendment or alteration of which, alone or in the aggregate, could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company;

          (viii) incurred any material liability or obligation (absolute or contingent) or made any material expenditure;

          (ix) experienced any material adverse change in the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or experienced or have knowledge of any event which could have a material adverse effect on the Company's business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company;

          (x) declared, set aside or paid any dividend or other distribution in respect of the capital stock of the Company;

          (xi) redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement with respect to any of the foregoing;

          (xii) purchased, disposed of or contracted to purchase or dispose of, or granted or received an option or any other right to purchase or sell, any of its assets;

          (xiii) increased the rate of compensation payable or to become payable to the officers or employees of the Company, or increased the amounts paid or payable to such officers or employees under any bonus, insurance, pension or other benefit plan, or made any arrangements therefor with or for any of said officers or employees;

          (xiv) adopted or amended any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of its employees; or

          (xv) changed any material accounting principle, procedure or practice followed by the Company or changed the method of applying such principle, procedure or practice.

     (n) Agreements. Set forth on Schedule 3.1(n) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its assets are bound (the "Material Agreements"). Copies of all such agreements have heretofore been delivered or made available by the Company to Stateside. Other than as set forth on Schedule 3.1(n), there is no contract, agreement or other instrument to which the Company or any Stockholder is a party or which affects the assets, liabilities or outstanding securities of the Company. None of the Material Agreements limits the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

     Neither the Company, the Stockholders, nor any third party is in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Company, the Stockholders or any third party, under any Material Agreement. Each Material Agreement is enforceable in accordance with its terms, against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (o) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by the Company, nor consummation of the Merger, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such assets are bound, the effect of which violation, acceleration, creation or imposition could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company is subject or by which any of their respective assets may be bound, the effect of any of which violation or conflict could have a material adverse effect on the business, assets, operations, earnings, prospects or (financial or otherwise) of the Company; or (iv) constitute an event permitting termination by a third party of any agreement, including the Material Agreements, to which the Company is a party or is subject, which termination could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the Merger.

     (p) Employee Benefit Plans. Except as provided for in any employment agreements described on Schedule 3.1(n), the Company does not have any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company.

     (q) Labor Relations. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and no such petition has been pending at any time since the Company's inception. There has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time since the Company's inception. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time since the Company's inception. Neither the Company nor New Sol has any knowledge that any executive, key employee or any group of employees of the Company has any plans to terminate his/her employment with the Company.

     (r) Insurance. The Company has no insurance policies or binders of insurance or programs of self-insurance.

     (s) Tax Matters. The Company has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. The Company has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. The Company has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor. No liens for Taxes exist against any assets to be acquired by Stateside in the Merger. Stateside shall have no obligation or liability for or with respect to (a) any Taxes or other assessments as a consequence of the transactions contemplated by this Agreement all of which Taxes shall be paid by the Company, or each Stockholder, as the case may be, or (b) any other Taxes or assessments of the Company, or each Stockholder of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of the Company and will be paid by each entity. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against the Company. There are no pending or, to the best knowledge of the Company, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of the Company, is likely to result in a material amount of Taxes. The federal, state and local returns of the Company has never been audited, and the Company has not been notified that any taxing authority intends to audit a return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company. The Company: (i) has not been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code; or (iv) has made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

     The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

     (t) Compliance with Applicable Law. The Company has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Company has complied with the rules and regulations of all governmental agencies having authority over its business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. The Company has no knowledge of or received any notice of violation of any such rule or regulation since the Company's inception which could result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the knowledge of Company, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

     (u) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, which could restrict the ability of the Company to perform its obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. The Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

     (v) Permits. The Company holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by consummation of the Merger. The Company has no knowledge of nor has received any notice of violation of any of such rules or regulations since the Company's inception which would result in any liability of the Company for penalties or damages or which would subject the Company to any injunction or governmental writ, order or decree.

     (w) Unlawful Payments. None of the Company, officer, director, employee, agent or representative of the Company has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

     (x) Warranties. The Company has not made, extended or otherwise represented that it would provide any express warranty with respect to the products or services sold, distributed or leased to its clients or customers.

     (y) Officers, Directors and Employees. Schedule 3.1(y) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of the Company as of the date hereof, including their respective names, titles, salaries and bonuses since the Company's inception. The Company has also provided true, correct and complete copies of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof.

     (z) Loans to or from Affiliates. There exist no outstanding loans by the Company to any current or former officer, director, employee, consultant or stockholder of the Company or any affiliate of any of the foregoing. There are no outstanding loans to the Company by any current or former officer, director, employee, consultant or stockholder of the Company.

          (aa) Books and Records.

               (i) The books of  account  and  other  financial  records  of the
          Company  are  complete  and  correct  and  have  been   maintained  in
          accordance with good business practices.

               (ii) All material corporate action of the boards of directors of the Company (including any committees) since the date of the Company's incorporation has been authorized, approved and/or ratified in the minute books of the Company.

               (bb) Bank Accounts. Set forth on Schedule 3.1(bb) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Company maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. As of the date hereof, the Company has no credit or loan facility or guaranty established and/or maintained by or on behalf of the Company.

               (cc) Solvency of the Company. Since its inception and through the Closing Date, the Company has been and will be solvent. "Solvent" shall mean, for purposes of application of this provision, that: (i) the fair saleable value of the Company's property is in excess of the total amount of its debts; and (ii) the Company is able to pay its debts as they mature.

               (dd) Agreements with Affiliates. The Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer or director of the Company.

               (ee) Accuracy of Information Furnished. The Company represents that no statement made by the Company set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of the Company pursuant hereto or in connection with the consummation of the Merger, contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.2 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Stateside as follows:

     (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the Stockholders. Each Stockholder represents and warrants that he or she has the ability to consummate the Merger, that this Agreement has been duly executed and validly delivered by him or her and that this Agreement is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) Title to Shares. Each Stockholder hereby represents and warrants that he or she is legal and beneficial owner of the number of shares of Company Stock as set forth in Schedule A hereto. Each Stockholder hereby represents and warrants that the issued and outstanding shares of Company Stock owned by such Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever.

     (c) Non-Contravention; Consents. Neither the execution and delivery of this Agreement by such Stockholder, nor consummation of the Merger, does or will: (i) violate or conflict with any restriction of any kind whatsoever to which such Stockholder is subject or by which any of his or her properties or assets may be bound, the effect of any of which violation of conflict could have a material adverse effect on the Company; (ii) constitute an event permitting termination by a third party of any agreement to which any of the Stockholders is a party or is subject, which termination could have a material adverse effect on the Company, (iii) or violate or conflict with any agreement or contract to which any Stockholder is a party. No consent, authorization, order, or approval of, or filing or registration with, any governmental commission, board, or other regulatory body is required in connection with the execution, delivery and performance by any Stockholder of the terms of this Agreement and the consummation by any Stockholder of the Merger.

     (d) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of each Stockholder, threatened, which could restrict such Stockholder's ability to perform his or her respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

     (e) Investment Purpose. Each Stockholder represents that such Stockholder is acquiring the shares of Stateside Stock issuable to such Stockholder pursuant hereto solely for his or her own account, for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Each Stockholder understands that such shares of Stateside Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each Stockholder hereby agrees that such Stockholder will not sell, assign, transfer, pledge or otherwise convey any of the shares of the Stateside Stock issuable to him or it, as the case may be, pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

     3.3 Representations and Warranties of Stateside. Stateside represents and warrants to the Company and the Stockholders as follows:

     (a) Authorization. The execution, delivery and performance of this Agreement and consummation of the Merger have been duly authorized, adopted and approved by the board of directors of Stateside. Stateside has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the Merger. This Agreement has been duly and validly executed and delivered by the officers of Stateside on behalf of Stateside and, assuming that this Agreement is the valid and binding obligation of the Company and the Stockholders, is the valid and binding obligation of Stateside, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) Organization. Stateside is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Stateside has the corporate power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. Stateside is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Stateside.

     (c) Capitalization. The number of authorized, issued and outstanding shares of capital stock of Stateside as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Stateside Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that Stateside is currently authorized to issue is adequate to permit Stateside to fulfill its obligations hereunder with respect to issuance of the shares of Stateside Stock to the Stockholders pursuant hereto. On the Closing Date, the shares of Stateside Stock issuable to the Stockholders pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable. Stateside has not issued any shares of capital stock which would give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of Stateside Stock issuable pursuant hereto.

     (d) Non-Contravention; Consents. Neither the execution and delivery of this Agreement, nor consummation of the Merger, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of Stateside;
(ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which Stateside is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction to which Stateside is subject or by which any of the property or assets which are material to the business or operation of Stateside may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; or (iv) constitute an event permitting termination of any agreement to which Stateside is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse on the ability of Stateside to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by Stateside and consummation by Stateside of the Merger.

     (e) Litigation. There is no action, suit, proceeding or investigation pending against or related to Stateside, nor, to the best knowledge of Stateside, has Stateside been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of Stateside to perform its obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Stateside. Stateside is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Stateside.

     (f) Accuracy of Information Furnished. No statement by Stateside set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of Stateside pursuant hereto or in connection with consummation of the Merger, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     (g) Compliance with Applicable Law. Stateside has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which would materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Stateside or which would subject any officer or director of Stateside to civil or criminal penalties or imprisonment. Stateside has complied with the rules and regulations of all governmental agencies having authority over its business or its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Stateside. Stateside has no knowledge of and has not received any notice of violation of any such rule or regulation during the two (2) years prior to the date hereof which would result in any liability of Stateside for penalties or damages or which would subject it to any injunction or government writ, order or decree. To the best knowledge of Stateside, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of Stateside, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of Stateside.

     (h) No Material Adverse Change. Except as set forth on Schedule 3.2(h), or otherwise disclosed to the Company, no material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Stateside has occurred since November 30, 1999.

     (i) Employee Benefit Plans. Schedule 3.3(i) hereto sets forth a true, correct and complete list of all Benefit Plans covering the employees of the Stateside (the "Stateside Benefit Plans"). Each Stateside Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to Stateside's knowledge, threatened claims against any Stateside Benefit Plan (except for claims for benefits payable in the normal operation of the Stateside Benefit Plans) that could give rise to any material liability to the Stateside. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Stateside Benefit Plans have been timely filed. Stateside has never had and does not now have any Stateside Benefit Plan that is an employee pension plan (as defined in Section 3(2) of ERISA) nor does Stateside contribute to any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

     (j) Financial Statements. Stateside has heretofore delivered to the Company unaudited financial statements of Stateside as at November 30, 1999 (the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of Stateside at November 30, 1999 and the results of operations and cash flows of Stateside for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (k) Accounts Payable. As of the date hereof, Stateside has no accounts payable except as set forth in the Financial Statements.

     (l) Absence of Undisclosed Liabilities. Other than as set forth in the Financial Statements, Stateside has not had nor does it have any indebtedness, loss or liability of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to Stateside's business, assets, operations, prospects, earnings or condition (financial or otherwise) of Stateside.

     (m) Employee Benefit Plans. Stateside does not have any "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of Stateside.

     (n) Tax Matters. Stateside has timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information contained in such returns is complete and accurate in all material respects. Stateside has not requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes. Stateside has accurately computed and timely paid all Taxes for periods beginning before the date hereof, or an adequate reserve has been established therefor. No liens for Taxes exist against any assets to be acquired by the Company in the Merger. The Company shall have no obligation or liability for or with respect to (a) any Taxes or other assessments as a consequence of the transactions contemplated by this Agreement all of which Taxes shall be paid by Stateside, or (b) any other Taxes or assessments of Stateside, of any kind whatsoever or any penalties or interest with respect to such Tax liabilities. Stateside has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of Taxes required to be withheld and collected therefrom for all periods through the date hereof. Any liability for Taxes due and payable through the date of this Agreement for which no returns are due or have been filed (including, without limitation, property, payroll and withholding taxes) have been properly accrued or provided for on the books of Stateside and will be paid by each entity. No material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other governmental authority against Stateside. There are no pending or, to the best knowledge of Stateside, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that, in the reasonable judgment of Stateside, is likely to result in a material amount of Taxes. The federal, state and local returns of Stateside has never been audited, and Stateside has not been notified that any taxing authority intends to audit a return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Stateside. Stateside: (i) has not been an includible corporation in an affiliated group that files consolidated income tax returns; (ii) is not a party to any tax-sharing agreements or similar arrangements; (iii) is not a "foreign person" as defined in section 1445(f)(3) of the Code; or (iv) has made or become obligated to make, and will not, as a result of the Merger, make or become obligated to make, an "excess parachute payment" as defined in section 280G of the Code.

     The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

     (o) Bank Accounts. Set forth on Schedule 3.3(o) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which Stateside maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. As of the date hereof, Stateside has no credit or loan facility or guaranty established and/or maintained by or on behalf of Stateside.

     3.4 Survival of Representations and Warranties. The representations and warranties set forth in Sections 3.1, 3.2 and 3.3 hereof shall survive until the close of business on the first anniversary of the Closing Date, provided that, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article V hereof; and further provided that, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60) day following the later to occur of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

                                   ARTICLE IV

                                   CONDITIONS

     4.1 Conditions to Obligations of Stateside. The obligation of Stateside to consummate the Merger is subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by Stateside to the extent permitted by applicable law:

     (a) No Material Adverse Change. No material adverse change in the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, and no event which would materially and adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company shall have occurred since the date of the Financial Statements provided by the Company pursuant to Section 3.1(d).

     (b) Copies of Resolutions. The Company shall have furnished Stateside with certified copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

     (c) Certificates of Good Standing. At the Closing, the Company shall have furnished Stateside with certified copies of certificates of good standing of the Company dated not more than ten (10) business days prior to the Closing Date.

     (d) Accuracy of Representations and Warranties. Each of the representations and warranties of the Company and the Stockholders set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company and the Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and the Stockholders at or prior to the Closing Date.

     (e) Delivery of Officers' Certificates. The Company shall have delivered to Stateside certificates, dated as of the Closing Date, and signed by the President of the Company representing and affirming on behalf of each that: (i) the representations and warranties made by the Company as set forth in Section 3.1 of this Agreement and referred to in Subsection 4.1(e) above were and are true, correct and complete as required by Subsection 4.1(e) above and the conditions set forth in this Section 4.1 have been satisfied. The Company shall also have delivered certificates signed by its Secretary with respect to the authority and incumbency of the officer of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

     (f) Delivery of Stock Certificates. At the Closing, the Stockholders shall have delivered to Stateside certificates representing all of the issued and outstanding capital stock of the Company, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power.

     (g) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.1(o) above shall have been obtained, except as the same shall have been waived by Stateside.

     (i) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company or the Stockholders issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making consummation thereof unduly burdensome to the Company or the Stockholders. No proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other person with respect to the Merger.

     (j) Delivery of Documents and Other Information. The Company shall have delivered to Stateside all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

     (k) Private Placement. Stateside shall have closed on a private placement on $1,550,000 of gross offering proceeds on the terms and conditions set forth in a Subscription Agreement, and related documents, copies of which have been provided to the Company and Shareholders.

     (l) Transfers. The Shareholders of Stateside identified on Schedule 4.1(k) shall have sold the number of shares of Stateside Stock designated on Schedule 4.1(k) to the purchaser identified on Schedule 4.1(k) for the designated consideration.

     (m) Redemption. Stateside shall have redeemed the number of shares of Stateside Stock owned by Stateside's current president for the amount designated on Schedule 4.1(k) hereto. The source of the redemption payment shall be the private placement funds referred to in Paragraph 4.1(k) above.

     4.2 Conditions to Obligations of the Company and the Stockholders. The obligations of the Company and the Stockholders to consummate the Merger are subject to the fulfillment of each of the following conditions, which may be waived in whole or in part by the Company and/or the Stockholders to the extent permitted by law:

     (a) Copies of Resolutions. Stateside shall have furnished the Company with certified copies of resolutions duly adopted by the respective boards of directors of Stateside authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable Stateside to comply with the terms of this Agreement.

     (b) Certificates of Good Standing. Stateside shall have furnished the Company with certified copies of certificates of good standing of Stateside dated not more than five (5) business day prior to the Closing Date.

     (c) Accuracy of Representations and Warranties. Each of the representations and warranties of Stateside set forth in this Agreement shall have been true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. Stateside shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed by Stateside at or prior to the Closing Date.

     (d) Delivery of Officers' Certificates. Stateside shall have delivered to the Company certificates, dated the Closing Date and signed by the Chief Executive Officer of Stateside, affirming that: (i) the representations and warranties of Stateside as set forth in Section 3.3 of this Agreement and referred to in Subsection 4.2(d) above were and are true, correct and complete as required by Subsection 4.2(d) above; and (ii) the conditions set forth in this Section 4.2 have been satisfied. Stateside shall also have delivered a certificate signed by the Secretary of Stateside with respect to the authority and incumbency of the officers of Stateside executing this Agreement and any documents required to be executed or delivered in connection therewith

     (e) Stock Certificates. At the Closing, Stateside shall have issued and delivered to the Stockholders certificates representing the shares of Stateside Stock issuable pursuant hereto, which certificates shall be in the name of the respective Stockholders, as set forth on Schedule A hereto.

     (f) Consents and Waivers. Any and all necessary consents, authorizations, orders or approvals described in Subsection 3.3(c) above shall have been obtained, except as the same shall have been waived by the Company and the Stockholders.

     (g) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to Stateside issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making the consummation thereof unduly burdensome to Stateside. On the Closing Date and immediately prior to consummation of the Merger, no proceeding or lawsuit shall have been commenced, be pending or have been threatened or by any governmental or regulatory agency or authority or any other person with respect to the Merger.

     (h) Private Placement. Stateside shall have closed on a private placement on $1,550,000 of gross offering proceeds on the terms and conditions set forth in a Subscription Agreement, a copy of which has been provided to the Company and Shareholders.

     (i) Transfers. The Shareholders of Stateside identified on Schedule 4.1(k) shall have sold the number of shares of Stateside Stock designated on Schedule 4.1(k) to the purchasers identified on Schedule 4.1(k) for the designated consideration.

                                    ARTICLE V

                           INDEMNIFICATION AND CLAIMS

     5.1 Indemnification by the Company.

     (a) Subject to Section 5.1(b) hereof, the Company hereby agrees to indemnify and hold harmless Stateside against and in respect of all damages, taxes, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by Stateside (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any warranty made by the Company or the Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Company or the Stockholders pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Stockholders contained in this Agreement which has not been waived by Stateside in writing.

     (b) The Company shall be obligated to indemnify  Stateside pursuant to this
Section 5.1 with respect to claims for Damages as to which Stateside shall have given written notice to the Company on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date. The Company shall be obligated to indemnify Stateside with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company relating to Subsection 3.1(s) as to which Stateside shall have given notice on or before the close of business on the sixtieth (60) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

     (c) Notwithstanding the indemnification provided pursuant to Subsection 5.1(a) and 5.1(b) above, no amount shall be payable in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Company would be liable, but for operation and application of the provisions of this Section 5.1, exceeds on a cumulative basis Twenty Five Thousand Dollars ($25,000).

     (d) In any case where the Company has indemnified Stateside for any Damages and Stateside recovers from a third party all or any part of the amount so indemnified by the Company, Stateside shall promptly reimburse to the Company the amount so recovered.

     5.2 Claims Against Stateside. With respect to claims or demands by third parties, whenever Stateside shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 5.1 hereof, Stateside shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Company of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Company shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Company or New Sol, as the case may be, and approved by Stateside, which approval shall not be unreasonably withheld. In the event that the Company should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, Stateside shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Company.

     5.3 Right of Offset. In the event that the Company may be required to pay monies in indemnification to Stateside pursuant to any indemnification provision of this Agreement, Stateside shall have the right to offset any amounts which are owed to it in indemnification by the Company against any amounts which are payable by Stateside to the Company, provided, however, that nothing set forth in this section shall relieve Stateside of its obligations hereunder.

     5.4 Indemnification by Stateside.

     (a) Subject to Section 5.4(b) hereof, Stateside hereby agrees to indemnify and hold harmless the Company against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Company with respect thereto (all such amounts may hereinafter be referred to as "Sellers Damages") arising out of: (i) any misrepresentation or breach of any warranty made by Stateside pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by Stateside pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of Stateside which has not been waived by the Company.

     (b) Subject to Section 3.3 hereof, Stateside shall be obligated to indemnify the Company, pursuant to this Section 5.4 only with respect to claims for Sellers Damages as to which the Company shall have given written notice to Stateside on or before the close of business on the sixtieth (60) day following the first anniversary of the Closing Date.

     (c) Notwithstanding the indemnification provided pursuant to Subsection 5.4(a) above, no amount shall be payable in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Sellers Damages in respect of which Stateside would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis Twenty Five Thousand Dollars ($25,000).

     (d) In any case where Stateside has indemnified the Company for any Sellers Damages and the Company recovers from a third party all or any part of the amount so indemnified by Stateside, the Company shall promptly reimburse to Stateside the amount so recovered.

     5.5 Right of Offset. In the event that Stateside may be required to pay monies in indemnification to the Company pursuant to any indemnification provision of this Agreement, the Company shall have the right to offset any amounts which are owed to either party in indemnification by Stateside against any amounts which are payable by the Company to Stateside, provided, however, that nothing set forth in this section shall relieve the Company of its obligations hereunder.

                                   ARTICLE VI

              TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

     6.1 Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent to terminate is manifested in writing and is signed by each of the parties hereto.

     6.2 Termination for Failure to Close. This Agreement may be terminated by any of the parties hereto if the Closing shall not have occurred by February 8, 2000, provided that, the right to terminate this Agreement pursuant to this section shall not be available to any party whose failure to fulfill any of its obligations hereunder has been the cause of or resulted in the failure to consummate the Merger by the foregoing date.

     6.3 Termination by Operation of Law. This Agreement may be terminated by any of the parties hereto if, in the reasonable opinion of counsel to the respective parties hereto, there shall be any statute, rule or regulation that renders consummation of the Merger illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

     6.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Non-Defaulting Party (as defined below). The foregoing shall not relieve any Defaulting Party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

     6.5 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Merger (except pursuant to Sections 6.1, 6.2 or 6.3 above) or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the
"Defaulting Party") shall have occurred that results in the failure to consummate the Merger, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party and/or may seek to obtain an order of temporary or permanent injunctive relief or specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that, the Non-Defaulting party seeking any injunctive relief or specific performance such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach and further provided, that in no event shall a Defaulting Party be liable for special, incidental or consequential damages. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Fees and Expenses. Except as otherwise described herein, each party hereto shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the Merger.

     7.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

     7.3 Assignment. Neither the Company, the Stockholders nor Stateside shall have the authority to assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     7.4 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Stockholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of Stateside shall be against the Company, as the case may be, and any of the Company's or the Stockholders' assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company hereunder. In the event of a default by Stateside of any of its respective obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company shall respectively be against Stateside and its assets; under no circumstances shall any officer, director, Stockholder or affiliate of Stateside be liable in law or equity for any obligations of Stateside hereunder.

     7.5 Brokers. The Company and each Stockholder represents and warrants to Stateside that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or any Stockholder or any other person in connection with this Agreement or any of the Merger. Stateside represents and warrants to the Company and the Stockholders that no broker or finder is entitled to any brokerage or finder's fee or other commission or fee from Stateside or the Company based upon arrangements made by or on behalf of Stateside in connection with this Agreement or any of the Merger.

     7.6 Entire Agreement. This Agreement and the exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Merger and supersede all prior agreements with respect thereto, whether written or oral.

     7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard, however, to such jurisdiction's principles of conflicts of laws.

     7.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                  If to the Company:    Relocate 411.com, Inc.
                                        142 Mineola Avenue, Suite 2-D
                                        Roslyn Heights, New York 11577
                                        Attn: Darrell Lerner, President
                                        Facsimile:  (212) 643-1997

                  If to the
                  Stockholders:         c/o Darrell Lerner
                                        142 Mineola Avenue, Suite 2-D
                                        Roslyn Heights, New York 11577
                                        Facsimile: (212) 643-1997

                  with a copy to:       Gina M. Angelillo, Esq.
                                        305 Broadway, Suite 500
                                        New York, New York 10013
                                        Facsimile: (212) 227-9692

                  If to the Stateside:  Stateside Fundings, Inc.
                                        1040 East 22nd Street
                                        Brooklyn, New York 11219
                                        Attn: Nachum Blumenfrucht, President
                                        Facsimile: (718) 692-2203

                  With a copy to:       Grushko & Mittman
                                        277 Broadway, Suite 801
                                        New York, New York 10007
                                        Facsimile: (212) 227-5865

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five (5) days after delivery into a United States Postal facility.

     7.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original or a facsimile copy, but all of which shall constitute but one agreement.

     7.10 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     7.11 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     7.12 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

     7.13 Knowledge Standard. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to Stateside, the officers and directors of Stateside; (ii) with respect to the Company, the officers and directors of the Company; and (iii) each Stockholder.

     7.14 Joint Preparation. This Agreement was jointly prepared by Stateside, the Company and the Stockholders and is not to be construed against any party hereto. Should any provision of this Agreement be found to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void leaving the remainder of this Agreement in effect.

                                   * * * * *


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


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.


ATTEST:                                STATESIDE FUNDINGS, INC.


                                       By:
-------------------------------             -------------------------------
                                            Nachum Blumenfrucht, President and
                                              Director


ATTEST:                                RELOCATE 411.COM, INC.


                                       By:
-------------------------------             -------------------------------
                                            Darrell Lerner, President


                                       STOCKHOLDERS:


                                       -----------------------------------------
                                       Darrell Lerner


                                       -----------------------------------------
                                       Byron R. Lerner


                                       -----------------------------------------
                                       Barry Manko



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